UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2012

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Terex Corporation (the “Company”) issued a press release on March 22, 2012, announcing its intention to offer, subject to market and other conditions, $300 million in senior unsecured notes. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

The Company issued a second press release on March 22, 2012, announcing that it priced $300 million in new financing, not including underwriting discounts and commissions or other offering expenses. The $300 million principal amount of senior unsecured notes due 2020 priced at 6.50% at an issue price of 100%. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

In connection with this offering, the Company filed a prospectus supplement containing pro forma financial information for the year ended December 31, 2011. This pro forma information illustrates the effect of the acquisition of Demag Cranes AG had it occurred on January 1, 2011.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press release of Terex Corporation issued on March 22, 2012, announcing capital markets transaction.

99.2	Press release of Terex Corporation issued on March 22, 2012, announcing pricing of capital markets transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2012

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman Senior Vice President and Chief Financial Officer